EXHIBIT 99.1

TG VENTURE ACQUISITION CORP.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS.

Proposal 1 Business Combination Proposal	FOR	AGAINST	ABSTAIN	PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 1 AND “FOR” THE PROPOSAL SET FORTH IN PROPOSAL 2, IF SUCH PROPOSAL IS PRESENTED AT THE SPECIAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
A proposal to adopt and approve the Business Combination Agreement dated December 5, 2022, by and among TGVC, The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (“Flexi”), Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of Flexi (“PubCo”), The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of PubCo, and Flexi Merger Co. LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of PubCo, and to approve the transactions contemplated thereby.	☐	☐	☐

Proposal 2 Adjournment Proposal	FOR	AGAINST	ABSTAIN
A proposal to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary.	☐	☐	☐

CONTROL NUMBER

Signature __________________________Signature, if held jointly _____________________________Date ___________________, 2023 Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

TG VENTURE ACQUISITION CORP.

1390 Market Street, Suite 200

San Francisco, CA 94102

SPECIAL MEETING OF STOCKHOLDERS

, 2023

YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

to be held on , 2023:

This notice of meeting and the accompanying proxy statement are available at:

www.virtualshareholdermeeting.com/TGVC2023SM2

☐FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

TG VENTURE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2023, in connection with the special meeting to be held at

Eastern Time on , 2023 as a virtual meeting (the “Special Meeting”) for the sole purpose of considering and voting upon the following proposals, and hereby appoints and (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of the TG Venture Acquisition Corp. registered in the name provided, which the undersigned is entitled to vote at the Special Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 2), IF PRESENTED.

(Continued and to be marked, dated and signed on reverse side)